Exhibit 99.1

FOR FURTHER INFORMATION: CONTACT: Elizabeth A. Sharp Investor Relations (602) 389-8835 Three-Five Systems, Inc. 1600 North Desert Drive Tempe, AZ 85281-1230

TFS ANNOUNCES FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

TEMPE, ARIZ. – February 9, 2005 — Three-Five Systems, Inc. (NYSE: TFS) today announced its financial results for the fourth quarter and full year ended December 31, 2004.

Quarterly Financial Results (in millions, except EPS) (unaudited):

	QUARTER ENDED
	Dec 31, 2004	Sep. 30, 2004	Dec 31, 2003
Net Sales	$40.5	$42.4	$45.9
Loss from Continuing Operations	$(10.2)	$(30.8)	$(3.2)
Net Loss	$(10.2)	$(30.8)	$(3.2)

Loss per Share (Basic and Diluted)	$(0.47)	$(1.41)	$(0.15)

The financial results for the fourth quarter include several non-cash and/or unexpected charges. The loss per share would have been $0.32 per share without those charges, as follows:

•	$760,000 relating to our move to a new facility in Redmond, Washington. That expense includes the cost of physically relocating equipment, the loss incurred on the sublease of the previously used building as well as the write-off of leasehold improvements. We received $900,000 in the transaction as reimbursement for losses and expenses incurred by us in the move. That payment, however, must be recorded by us as a lease incentive and amortized as a reduction of lease expense over the life of the new lease.

•	$380,000 for additional charges associated with our Sarbanes Oxley Section 404 compliance assessment. During the quarter, our auditors informed us that late guidance provided by the Public Company Accounting Oversight Board, combined with the complexity of our multi-site organization, would require additional testing and documentation.

•	$1.8 million relating to charges for excess inventory and scrap. Those charges relate primarily to RF programs in Manila and to display-related programs that originated in Manila and were later moved to Beijing.

•	$237,000 relating to severance related charges incurred in downsizing at our Tempe corporate office.

Three-Five Systems

*Q4 Reconciliation to GAAP Results (in millions) (unaudited):

	GAAP	Less:	Less:	Less:	Less:	Results
	Results	Moving	Increased	Inventory	Severance	Without
		Expenses	404 Costs	Write downs	Charges	Specified
						Items

Sales	$40.5					$40.5
Cost of Sales	42.1			1.8		40.3
Gross Margin	(1.6)					0.2
Op Expenses	8.8	0.8	0.4		0.2	7.4
Operating Loss	(10.4)					(7.2)
Net Loss	(10.2)	(0.8)	(0.4)	(1.8)	(0.2)	(7.0)

Loss per Share (Basic and Diluted)	$(0.47)	(0.04)	(0.02)	(0.08)	(0.01)	$(0.32)

Full Year Financial Results (in millions, except EPS) (unaudited):

	FYE
	DEC 2004		DEC 2003
Net Sales	$158.9		$159.0
Loss from Continuing Operations	$(54.3)	*	$(33.9)	**
Net Loss	$(54.3)	*	$(44.5)	**

Loss per Share (Basic and Diluted)	$(2.50)	*	$(2.09)	**

*	The year 2004 included a non-cash goodwill and intangible asset impairment charge of $23.2 million or $1.07 per share
**	The year 2003 included a non-cash deferred tax asset impairment charge of $14.3 million or $0.67 per share

Jack Saltich, President and Chief Executive Officer of TFS, said, “We are working through a challenging period of reorganization, consolidation and restructuring. There is real value in our EMS+Display strategy, and we need to extract that value by focusing on actions that streamline the company and increase revenue. Significant milestones in the fourth quarter included the achievement of our ISO 13485 certification, which allows us to move forward with the manufacture of Class 3 or life-critical medical devices. We also received confirmation that we have been selected by a Tier One OEM handset provider as a supplier of color display modules for a program expected to commence late in the second quarter of 2005. This is an important step in our penetration of the handset market with our platform color display strategy. Finally, we completed the sale and leaseback of our building in Tempe, Arizona.”

Fourth Quarter Financial Highlights:

•	Operating cash flow in the quarter was almost $200,000 positive and net capital expenditures were $1.2 million. We realized cash of $8.8 million on the sale of our Tempe building and repaid $5.0 million to reduce our line of credit with Silicon Valley Bank to zero. We also reduced our capital lease obligations by $658,000. As a result, our total cash flow for the fourth quarter was $2.2 million, which raised our cash balance at the end of the fourth quarter 2004 to $16.2 million compared with a balance of $14 million at the end of the third quarter. At December 31, 2004, we owed only $2.4 million on our lines of credit.

Three-Five Systems

•	Across-the-board improvements in the comparative quarterly balance sheet metrics reflect our focus on operational performance:

	Q4 2004	Q3 2004
Day sales outstanding (DSOs)	52	53
Inventory turns	6.8	6.3
Cash conversion cycle (in days)	54	58

•	The sales breakdown by industry is as follows:

Industry	Q4 2004	Q3 2004	FY 2004	FY 2003
Computing	62%	52%	53%	38%
Telecom	7%	3%	8%	28%
Medical	5%	12%	10%	13%
Industrial/Military	14%	14%	13%	10%
Consumer	8%	14%	11%	6%
Transportation	4%	5%	5%	5%

•	Only one customer accounted for more than 10% of our revenue. Our top ten customers accounted for 76% of the total fourth quarter revenue compared with 75% in the third quarter.

TFS will host a conference call today, February 9, to discuss its financial results. The conference call may include forward-looking statements. The conference call will be Web cast and is scheduled to begin at 5:00pm Eastern Time (2:00pm Pacific). The live audio broadcast and replay of the conference call can be accessed on TFS’ Web site at www.tfsc.com under the Investor Relations section. The Web cast is also available at www.companyboardroom.com (Windows Media™ is required). TFS will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

About TFS

TFS is a recognized leader in providing specialized electronics manufacturing services (EMS) to original equipment manufacturers (OEMs). TFS has a global footprint, with operations in the United States, Europe, and several locations in Asia. TFS offers a broad range of engineering and manufacturing capabilities, with a special emphasis and expertise in display solutions. TFS’ website is located at www.tfsc.com. Three-Five Systems, Inc. and the TFS logo are trademarks or registered trademarks of TFS. All other trademarks are the property of their respective owners.

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and TFS intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include the expectation that our Tier one OEM handset program will generate revenue late in the second quarter of 2005. TFS cautions that all forward-looking statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include: (a) changes in the markets for the company’s products; (b) the company’s ability to penetrate new markets; (c) the successful integration of the company’s various acquisitions; (d) changes in the market for customers’ products; (e) the ability of TFS products to deliver commercially acceptable performance; (f) the ability of TFS to increase yields and efficiencies in its manufacturing facilities; (g) the ability of TFS’ management, individually or collectively, to guide the company in a successful manner; and (h) other risks as detailed from time to time in TFS’ SEC reports, including its Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and Annual Reports on Form 10-K.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)	(Unaudited)		(Unaudited)
	THREE MONTHS ENDED DEC 31,		YEAR ENDED DEC 31,
	2003	2004	2003	2004
Net Sales	$45,924	$40,515	$159,018	$158,947
Costs and Expenses:
Cost of Sales	43,828	42,077	155,125	161,009
Selling, General and Administrative	4,771	7,495	17,524	24,961
Research, Development and Engineering	803	746	4,742	2,912
(Gain) Loss on Sale or Impairment of Assets	(5)	204	(25)	23,100
Amortization of Intangibles	511	361	2,043	1,893

	49,908	50,883	179,409	213,875

Operating Loss	(3,984)	(10,368)	(20,391)	(54,928)

Interest and Other Income, net	858	77	864	432
Minority Interest in (Income) of Consolidated Subsidiary	(64)	—	(36)	(22)

Loss from Continuing Operations before Income Taxes	(3,190)	(10,291)	(19,563)	(54,518)
Provision for (Benefit from) Income Taxes	32	(114)	14,338	(226)

Loss from Continuing Operations, net of taxes	(3,222)	(10,177)	(33,901)	(54,292)
Loss from Discontinued Operations	—	—	(10,552)	—

Net Loss	$(3,222)	$(10,177)	$(44,453)	$(54,292)

Loss per Share — Basic and Diluted:
Continuing Operations	$(0.15)	$(0.47)	$(1.59)	$(2.50)
Discontinued Operations	—	—	(0.50)	—

Net Loss	$(0.15)	$(0.47)	$(2.09)	$(2.50)

Weighted Average Shares Outstanding	21,320	21,768	21,301	21,719

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(Dollars in thousands)	DEC 31,	DEC 31,
	2003	2004
ASSETS
Cash and Cash Equivalents	$27,976	$16,198
Short-term Investments	5,130	—
Accounts Receivable, net	28,133	22,050
Inventory	25,854	23,445
Income Taxes Receivable	678	181
Deferred Tax Asset	130	122
Assets Held for Sale	8,615	10
Other Current Assets	2,782	3,675

Total Current Assets	99,298	65,681

Property, Plant and Equipment, net	25,323	26,713
Intangibles, net	7,574	3,704
Goodwill	34,606	13,444
Other Assets	436	2,259

Total Assets	$167,237	$111,801

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$30,826	$23,638
Accrued Liabilities and Customer Deposits	4,917	7,764
Deferred Revenue	48	69
Deferred Gain on Sale Leaseback Short-Term	—	545
Income Taxes Payable	—	40
Current Portion of Long-Term Debt	1,515	1,547
Current Portion Capital Leases	2,352	2,762
Line of Credit	—	2,416

Total Current Liabilities	39,658	38,781

Long-Term Debt	1,441	—
Deferred Gain on Sale Leaseback Long-Term	—	2,178
Long-Term Portion Capital Leases	6,543	3,995
Other Long-Term Liabilities	—	1,010

Total Long-Term Liabilities	7,984	7,183

Minority Interest in Consolidated Subsidiary	2,563	—

Stockholders’ Equity	117,032	65,837

Total Liabilities and Stockholders’ Equity	$167,237	$111,801